                                                                      EXHIBIT 11
                               APPLIED POWER INC.
                       COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                    Three Months Ended                  Nine Months Ended
                                                                 ----------------------------     -------------------------
                                                                     MAY 31,       May 31,           MAY 31,       May 31,
                                                                      1996          1995              1996         1995
                                                                 -----------       -----------    -----------  -----------
PRIMARY:
- - --------
Average shares outstanding                                            13,471          13,307           13,430       13,251
Net effect of dilutive options based on the treasury
               stock method using average market price                   523             457              538          434
                                                                     -------         -------          -------      -------
                               Total                                  13,994          13,764           13,968       13,685
                                                                     =======         =======          =======      =======
Net earnings(loss):
               Earnings before extraordinary item                    $ 9,145         $ 7,305          $24,505      $17,384
               Extraordinary loss on debt extinguishment                                                            (4,920)
                                                                     -------         -------          -------      -------
                               Net Earnings                          $ 9,145         $ 7,305          $24,505      $12,464
                                                                     -======         =======          =======      =======
Primary earnings(loss) per share:
               Earnings before extraordinary item                    $   .65         $  0.53          $  1.75      $  1.27
               Extraordinary loss on debt extinguishment                                                             (0.36)
                                                                     -------         -------          -------      -------
                               Net Earnings                          $   .65         $  0.53          $  1.75      $  0.91
                                                                     =======         =======          =======      =======
FULLY DILUTED:
- - --------------
Average shares outstanding                                            13,471          13,307           13,430       13,251
Net effect of dilutive options based on the treasury
               stock method using the greater of average
               or period-end market price                                523             461              538          485
                                                                     -------         -------          -------      -------
                               Total                                  13,994          13,768           13,968       13,736
                                                                     =======         =======          =======      =======
Net earnings(loss):
               Earnings before extraordinary item                    $ 9,145         $ 7,305          $24,505      $17,384
               Extraordinary loss on debt extinguishment                                                            (4,920)
                                                                     -------         -------          -------      -------
                               Net Earnings                          $ 9,145         $ 7,305          $24,505      $12,464
                                                                     =======         =======          =======      =======
Fully diluted earnings(loss) per share:
               Earnings before extraordinary item                    $   .65         $  0.53          $  1.75      $  1.27
               Extraordinary loss on debt extinguishment                                                             (0.36)
                                                                     -------         -------          -------      -------
                               Net Earnings                          $   .65         $  0.53          $  1.75      $  0.91
                                                                     =======         =======          =======      =======


                                       15